UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2015

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, Canada G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.        Other Events.

As a result of the Company's going concern disclosures in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 22, 2015, the Company was unable to remain in compliance with certain financial covenants arising under all of its long-term convertible note agreements. As of April 21, 2015, the creditors had not waived the financial covenant requirements and while the Company had been working with the different creditors to restructure the existing debt, an agreement satisfactory to the Company had not been reached. A total of $5,339,497 of long-term debt was subject to accelerated maturity and, as such, the creditors may, at their option, give notice to the Company that amounts owed are immediately due and payable. As a result, the full amount of the related long-term debt has been classified as a current liability in the consolidated Balance Sheet at December 31, 2014. Regardless of the non-compliance with financial covenants, the Company has made every scheduled payment of principal and interest.

On April 27, 2015, the Company received written consent of waiver of the default from the required noteholders (greater than 50% of the noteholders in principal amount pari passu) and the applicable covenant was amended to ensure it will not be triggered in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

ROI LAND INVESTMENTS LTD.
(Registrant)

DATE: May 5, 2015	By:	/s/ Sebastien Cliche
Sebastien Cliche
Chief Executive Officer